CONSOLTEX INC.
                                    and
                            CONSOLTEX (USA) INC.

                          Offer to Exchange their
             11% Senior Subordinated Pay-in-Kind Notes due 2009
                                  or their
        11% Senior Subordinated Pay-in-Kind Notes due 2009 and Cash
                    for any and all of their outstanding
              11% Series B Senior Subordinated Notes due 2003
                          (CUSIP No. 210305 AB 4)
           and Solicitation of Consents to Proposed Waivers Under
                      and Amendments to the Indenture
       Governing the 11% Series B Senior Subordinated Notes due 2003

              Pursuant to the Confidential Offering Circular
                    and Consent Solicitation Statement
                           Dated January 10, 2002
THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 30, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 8, 2002, UNLESS EXTENDED OR EARLIER TERMINATED.

To Our Clients:

         Consoltex Inc. and Consoltex (USA) Inc. (together, the "Issuers") are offering to exchange (the "Exchange Offer"), at each Holder's election, either (i) $935 principal amount of their 11% Senior Subordinated Pay-in-Kind Notes due 2009 (the "New Notes") for each $1,000 principal amount of their outstanding 11% Series B Senior Subordinated Notes due 2003 (the "Existing Notes"), and $55 principal amount of New Notes for all of the accrued but unpaid interest on the Existing Notes through the date of the Exchange Offer, or (ii) $573.63 principal amount of New Notes and $46.38 in cash for each $1,000 principal amount of Existing Notes, and $33.74 principal amount of New Notes for all of the accrued but unpaid interest on the Existing Notes through the date of the Exchange Offer. In connection with the Exchange Offer, the Issuers also are soliciting consents (the "Consent Solicitation") from Holders to certain waivers under and amendments to the indenture governing the Existing Notes (the "Proposed Waivers and Amendments").

         The Exchange Offer and Consent Solicitation are made on the terms and subject to the conditions set forth in the enclosed Confidential Offering Circular and Consent Solicitation Statement dated January 10, 2002 (the "Offering Circular") and the accompanying Consent and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

         We are the registered holder of Existing Notes for your account or benefit. A tender of such Existing Notes (and a delivery of the related Consents with respect to such Existing Notes) may be made only by us as the registered holder and pursuant to your instructions. The enclosed Consent and Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Notes held by us for your account or benefit (or to deliver the related Consents with respect to such Existing Notes).

         Accordingly, we request instructions as to whether you wish us to tender (and deliver the related Consents with respect to) any or all of the Existing Notes held by us for your account or benefit, on the terms and subject to the conditions set forth in the enclosed Offering Circular and Consent and Letter of Transmittal. Your instructions should be forwarded to us as promptly as possible.

         You should read carefully the Offering Circular and the Consent and Letter of Transmittal before providing us with any instructions. In addition to the other information set forth therein, your attention is directed to the following:

         1.       The Exchange Offer is being made for all Existing Notes.

         2. Consummation of the Exchange Offer is conditioned upon, among other things: (1) receipt of the Minimum Consent and the Minimum Tender,
(2) execution and delivery of the Supplemental Indenture, (3) execution of the Proposed New Credit Facility and (4) other customary conditions. See the section of the Offering Circular entitled "The Exchange Offer and Consent Solicitation--Conditions to the Exchange Offer."

         3. To tender your Existing Notes in the Exchange Offer, you must also consent to the Proposed Waivers and Amendments. Holders who validly tender Existing Notes pursuant to the Exchange Offer will be deemed to have delivered their Consent to the Proposed Waivers and Amendments with respect to the Existing Notes tendered. Similarly, to deliver a Consent to the Proposed Waivers and Amendments, you must tender your Existing Notes.

         4. Holders tendering Existing Notes must make a consideration election with respect to such Existing Notes. Holders tendering Existing Notes that fail to make a consideration election will be deemed to have elected Option 1 and will receive the consideration described as "Option 1" in the Consent and Letter of Transmittal. Holders tendering Existing Notes may only make one election for the entire principal amount of Existing Notes tendered pursuant to the Exchange Offer. Holders tendering Existing Notes may change their choice of consideration options at any time before the expiration of the Exchange Offer and Consent Solicitation.

         5. Existing Notes tendered prior to the Consent Time may be withdrawn (and the related Consents thereby revoked) at any time at or prior to the Consent Time, but not thereafter. Existing Notes tendered after the Consent Time may be withdrawn (and the related Consents thereby revoked) at any time at or prior to the Expiration Time. A previously delivered Consent may be revoked only by withdrawing the tender of the Existing Notes to which such Consent relates in accordance with the procedures set forth in the Offering Circular and the Consent and Letter of Transmittal. A valid withdrawal of a previous tender of Existing Notes will be deemed to revoke the related Consent.

         6. Holders who tender Existing Notes will not be obligated to pay brokerage commissions or solicitation fees. Any transfer taxes incident to the transfer of Existing Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in the Instructions in the Consent and Letter of Transmittal.

         If you wish to have us tender (and deliver a Consent with respect to) any or all of the Existing Notes held by us for your account, please so instruct us by completing, executing and returning to us the instructions set forth on the following page. If you authorize the tender of your Existing Notes, the entire principal amount of such Existing Notes will be tendered unless otherwise specified in the instructions. If we do not receive written instructions in accordance with the procedures set forth in the Offering Circular and the Consent and Letter of Transmittal, we will not tender any Existing Notes (and therefore will not deliver any Consents) for your account. Your instructions should be forwarded to us in ample time to permit us to submit a tender (and deliver the related Consents) on your behalf prior to the Consent Time.

         The Exchange Offer is being made, and the Consent Solicitation is being conducted, solely pursuant to the Offering Circular and the Consent and Letter of Transmittal.

         The Offering Circular and any related documents do not constitute an offer to buy or the solicitation of an offer to sell Existing Notes or New Notes in any circumstances under which such offer or solicitation is unlawful. The Offering Circular and any related documents also do not constitute a solicitation of a Consent in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such a solicitation.


                                INSTRUCTIONS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer and Consent Solicitation made by Consoltex Inc. and Consoltex (USA) Inc. with respect to the Existing Notes.

         The undersigned hereby represents and warrants that the undersigned (1) has full power and authority to tender, sell, assign and transfer all right, title and interest in the Existing Notes and to acquire the Exchange Offer Consideration Option indicated below, issuable upon the exchange of such Existing Notes, and that, when such validly tendered Existing Notes are accepted by the Issuers for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, and (2) has full power and authority to consent to the Proposed Waivers and Amendments.

         By completing, executing and delivering these Instructions, the undersigned hereby makes the acknowledgments, representations and warranties referred to above and instructs you to tender (and deliver the related Consents with respect to) the Existing Notes held by you for the account of the undersigned, upon the terms and subject to the conditions and conditions set forth in the Offering Circular and the Consent and Letter of Transmittal.


                       EXISTING NOTES WHICH ARE TO BE TENDERED AND
           FOR WHICH CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS IS TO BE GIVEN

CERTIFICATE NUMBERS                      PRINCIPAL AMOUNT                    EXISTING NOTES ARE TO BE
                                                                               TENDERED AND RELATED
                                                                             CONSENTS ARE TO BE GIVEN
                                                                                   ("YES" OR "NO")*


     * Unless otherwise indicated, "yes" will be assumed. Any tender response indicated or assumed to be "yes" will be deemed to be a Consent to the Proposed Waivers and Amendments notwithstanding any contrary response set forth above.


                                 EXCHANGE OFFER CONSIDERATION ELECTION


Please select the Exchange Offer Consideration you wish to receive for each $1,000 principal amount of Existing Notes you tender:

OPTION 1
 _
|_| $935 principal amount of New Notes and $55 principal amount of New Notes for all of the accrued but unpaid interest on the Existing Notes through the date of the Exchange Offer.


OPTION 2

|_| $573.63 principal amount of New Notes and $46.38 in cash, and $33.74 principal amount for all of the accrued but unpaid interest on the Existing Notes through the date of the Exchange Offer.

HOLDER'S TENDERING EXISTING NOTES PURSUANT TO THE EXCHANGE OFFER THAT FAIL TO MAKE A CONSIDERATION ELECTION WILL BE DEEMED TO HAVE ELECTED OPTION 1 AND WILL RECEIVE THE CONSIDERATION DESCRIBED UNDER OPTION 1 IN EXCHANGE FOR ALL SUCH TENDERED EXISTING NOTES.


                                              IMPORTANT

                                          PLEASE SIGN HERE
                      (To Be Completed by All Tendering and Consenting Holders)

THE COMPLETION, EXECUTION AND TIMELY DELIVERY OF THESE INSTRUCTIONS WILL BE DEEMED TO CONSTITUTE AN INSTRUCTION TO TENDER EXISTING NOTES AS INDICATED ABOVE AND TO DELIVER A CONSENT TO THE PROPOSED WAIVERS AND AMENDMENTS WITH RESPECT TO SUCH TENDERED EXISTING NOTES.

Signature(s)
             -------------------------------------------------------------------
Name(s) (Please Print)
                       ---------------------------------------------------------
Address
        ------------------------------------------------------------------------
Zip Code
         -----------------------------------------------------------------------
Area Code and Telephone No.
                            ----------------------------------------------------
Tax Identification or Social Security No.
                                           -------------------------------------
(See Substitute Form W-9 herein)

My Account Number with You
                           -----------------------------------------------------
Date
     ---------------------------------------------------------------------------

(Must be signed by the registered holder(s) of the Existing Notes exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, or by the person(s) authorized to become registered holder(s) by endorsement and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above. See Instruction 4 to the Consent and Letter of Transmittal.)